INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Post Effective Amendment No. 1 to Registration Statement No. 33-94914 on Form S-8, Registration No. 333-30237 on Form S-8 and Registration No. 333-22535 on Form S-3 of Hirsch International Corp. and Subsidiaries of our report dated April 10, 2003, except for Note 14, which is as of April 28, 2003, appearing in this Annual Report on Form 10-K of Hirsch International Corp. and Subsidiaries for the year ended January 31, 2003.



By: /s/ BDO Seidman, LLP
    --------------------
    BDO Seidman, LLP
    Melville, New York
    April 29, 2003